                                                                EXHIBIT 99.B5



                            INVESTMENT MANAGEMENT AGREEMENT


                 AGREEMENT made this 28th day of May, 1994, by and between
             KEMPER PORTFOLIOS, a Massachusetts business trust formerly known as Kemper Investment Portfolios (the "Fund"), and KEMPER FINANCIAL SERVICES, INC., a Delaware corporation (the "Adviser").

                 WHEREAS, the Fund is an open-end management investment
             company registered under the Investment Company Act of 1940, the shares of beneficial interest ("Shares") of which are registered under the Securities Act of 1933;

                 WHEREAS, the Fund is authorized to issue Shares in
             separate series or portfolios with each representing the interests in a separate portfolio of securities and other assets;

                 WHEREAS, the Fund wants to retain the Adviser under this
             Agreement to render investment advisory and management services to three portfolios of the Fund known as Kemper Cash Reserves Fund, Kemper U.S. Mortgage Fund and Kemper Short-Intermediate Government Fund (the "Initial Portfolios"), together with any other Fund portfolios that hereafter become subject to this Agreement pursuant to Section 2 hereof, being herein referred to collectively as the "Portfolios" and individually referred to as a "Portfolio"; and

                 WHEREAS, the Adviser is willing to render investment
             advisory and management services to the Initial Portfolios;

                 NOW THEREFORE, in consideration of the mutual covenants
             hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

             1. The Fund hereby employs the Adviser to act as the investment adviser for the Initial Portfolios and other Portfolios hereunder and to manage the investment and reinvestment of the assets of each such Portfolio in accordance with the applicable investment objectives and policies and limitations, and to administer the affairs of each such Portfolio to the extent requested by and subject to the supervision of the Board of Trustees of the Fund for the period and upon the terms herein set forth. The investment of funds shall be subject to all applicable restrictions of the Agreement and Declaration of Trust and By-Laws of the Fund as may from time to time be in force.

                 The Adviser accepts such employment and agrees during
             such period to render such services, to furnish office facilities and equipment and clerical, bookkeeping and administrative services for the Fund, to permit any of its officers or employees to serve without compensation as trustees or officers of the Fund if elected to such positions and to assume the obligations herein set forth for the compensation herein provided. The Adviser shall for all purposes herein provided be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund. It is understood and agreed that the Adviser, by separate agreements with the Fund, may also serve the Fund in other capacities.

             2. In the event that the Fund establishes one or more portfolios other than the Initial Portfolios with respect to which it desires to retain the Adviser to render investment advisory and management services hereunder, it shall notify the Adviser in writing. If the Adviser is willing to render such services, it shall notify the Fund in writing whereupon such portfolio or portfolios shall become a Portfolio or Portfolios hereunder.

             3. For the services and facilities described in Section 1, the Fund will pay to the Adviser at the end of each calendar month, an investment management fee for each Portfolio computed by applying the following annual rates to the applicable average daily net assets of the Portfolio:


                               Kemper U.S. Mortgage Fund
                       Kemper Short-Intermediate Government Fund
                       -----------------------------------------

                     Applicable Average
                      Daily Net Assets
                        (Thousands)             Annual Rate
                     ------------------         -----------
                          $0 - $   250,000      .55 of 1%
                 $   250,000 - $ 1,000,000      .52 of 1%
                 $ 1,000,000 - $ 2,500,000      .50 of 1%
                 $ 2,500,000 - $ 5,000,000      .48 of 1%
                 $ 5,000,000 - $ 7,500,000      .45 of 1%
                 $ 7,500,000 - $10,000,000      .43 of 1%
                 $10,000,000 - $12,500,000      .41 of 1%
                          Over $12,500,000      .40 of 1%

                               Kemper Cash Reserves Fund
                               -------------------------

                          Applicable Average
                           Daily Net Assets
                             (Thousands)        Annual Rate
                          ------------------    -----------

                          $0 - $   250,000      .40 of 1%
                 $   250,000 - $ 1,000,000      .38 of 1%
                 $ 1,000,000 - $ 2,500,000      .35 of 1%
                 $ 2,500,000 - $ 5,000,000      .32 of 1%
                 $ 5,000,000 - $ 7,500,000      .30 of 1%
                 $ 7,500,000 - $10,000,000      .28 of 1%
                 $10,000,000 - $12,500,000      .26 of 1%
                          Over $12,500,000      .25 of 1%


                 The fee as computed above shall be computed separately
             for, and charged as an expense of, each Portfolio based upon the average daily net assets of such Portfolio. For the month and year in which this Agreement becomes effective or terminates, there shall be an appropriate proration on the basis of the number of days that the Agreement is in effect during the month and year, respectively.

             4. The services of the Adviser to the Fund under this Agreement are not to be deemed exclusive, and the Adviser shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

             5. In addition to the fee of the Adviser, the Fund shall assume and pay any expenses for services rendered by a custodian for the safekeeping of the Fund's securities or other property, for keeping its books of account, for any other charges of the custodian, and for calculating the net asset value of the Fund as provided in the prospectus of the Fund. The Adviser shall not be required to pay and the Fund shall assume and pay the charges and expenses of its operations, including compensation of the trustees (other than those affiliated with the Adviser), charges and expenses of independent auditors, of legal counsel, of any transfer or dividend disbursing agent, and of any registrar of the Fund, costs of acquiring and disposing of portfolio securities, interest, if any, on obligations incurred by the Fund, costs of share certificates and of reports, membership dues in the Investment Company Institute or any similar organization, costs of reports and notices to shareholders, other like miscellaneous expenses and all taxes and fees payable to federal, state or other governmental agencies on account of the registration of securities issued by the Fund, filing of trust documents or otherwise. The Fund shall not pay or incur any obligation for any expenses for which the Fund intends to seek reimbursement from the Adviser as herein provided without first obtaining the written approval of the Adviser. The Adviser shall arrange, if desired by the Fund, for officers or employees of the Adviser to serve, without compensation from the Fund, as trustees, officers or agents of the Fund if duly elected or appointed to such positions and subject to their individual consent and to any limitations imposed by law.

                 If expenses borne by the Fund for those Portfolios which
             the Adviser manages in any fiscal year (including the Adviser's fee, but excluding interest, taxes, fees incurred in acquiring and disposing of portfolio securities, distribution services fees, extraordinary expenses and any other expenses excludable under state securities law limitations) exceed any applicable limitation arising under state securities laws, the Adviser will reduce its fee or reimburse the Fund for any excess to the extent required by such state securities laws. If for any month the expenses of the Fund properly chargeable to the income account shall exceed 1/12 of the percentage of average net assets allowable as expenses, the payment to the Adviser for that month shall be reduced and if necessary the Adviser shall make a refund payment to the Fund so that the total net expense will not exceed such percentage. As of the end of the Fund's fiscal year, however, the foregoing computations and payments shall be readjusted so that the aggregate compensation payable to the Adviser for the year is equal to the percentage calculated in accordance with Section 3 hereof of the average net asset value as determined as described herein throughout the fiscal year, diminished to the extent necessary so that the total of the aforementioned expense items of the Fund shall not exceed the expense limitation. The aggregate of repayments, if any, by the Adviser to the Fund for the year shall be the amount necessary to limit the said net expense to said percentage in accordance with the foregoing.

                 The net asset value for each Portfolio shall be
             calculated in accordance with the provisions of the Fund's prospectus or as the trustees may determine in accordance with the provisions of the Investment Company Act of 1940. On each day when net asset value is not calculated, the net asset value of a Portfolio shall be deemed to be the net asset value of such Portfolio as of the close of business on the last day on which such calculation was made for the purpose of the foregoing computations.

             6. Subject to applicable statutes and regulations, it is understood that trustees, officers or agents of the Fund are or may be interested in the Adviser as officers, directors, agents, shareholders or otherwise, and that the officers, directors, shareholders and agents of the Adviser may be interested in the Fund otherwise than as a trustee, officer or agent.

             7. The Adviser shall not be liable for any error of judgment or of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its obligations and duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

             8. This Agreement shall become effective with respect to the Initial Portfolios on the date hereof and shall remain in full force until December 1, 1994, unless sooner terminated as hereinafter provided. This Agreement shall continue in force from year to year thereafter with respect to each Portfolio, but only as long as such continuance is specifically approved for each Portfolio at least annually in the manner required by the Investment Company Act of 1940 and the rules and regulations thereunder; provided, however, that if the continuation of this Agreement is not approved for a Portfolio, the Adviser may continue to serve in such capacity for such Portfolio in the manner and to the extent permitted by the Investment Company Act of 1940 and the rules and regulations thereunder.

                 This Agreement shall automatically terminate in the event
             of its assignment and may be terminated at any time without the payment of any penalty by the Fund or by the Adviser on sixty (60) days written notice to the other party. The Fund may effect termination with respect to any Portfolio by action of the Board of Trustees or by vote of a majority of the outstanding voting securities of such Portfolio.

                 This Agreement may be terminated with respect to any
             Portfolio at any time without the payment of any penalty by the Board of Trustees or by vote of a majority of the outstanding voting securities of such Portfolio in the event that it shall have been established by a court of competent jurisdiction that the Adviser or any officer or director of the Adviser has taken any action which results in a breach of the covenants of the Adviser set forth herein.

                 The terms "assignment" and "vote of a majority of the
             outstanding voting securities" shall have the meanings set forth in the Investment Company Act of 1940 and the rules and regulations thereunder.

                 Termination of this Agreement shall not affect the right
             of the Adviser to receive payments on any unpaid balance of the compensation described in Section 3 earned prior to such termination.

             9. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

             10. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

             11. All parties hereto are expressly put on notice of the Fund's Agreement and Declaration of Trust and all amendments thereto, all of which are on file with the Secretary of The Commonwealth of Massachusetts, and the limitation of shareholder and trustee liability contained therein. This Agreement has been executed by and on behalf of the Fund by its representatives as such representatives and not individually, and the obligations of the Fund hereunder are not binding upon any of the trustees, officers, or shareholders of the Fund individually but are binding upon only the assets and property of the Fund. With respect to any claim by the Adviser for recovery of that portion of the investment management fee (or any other liability of the Fund arising hereunder) allocated to a particular Portfolio, whether in accordance with the express terms hereof or otherwise, the Adviser shall have recourse solely against the assets of that Portfolio to satisfy such claim and shall have no recourse against the assets of any other Portfolio for such purpose.

             12. This Agreement shall be construed in accordance with applicable federal law and (except as to Section 11 hereof which shall be construed in accordance with the laws of The Commonwealth of Massachusetts) the laws of the State of Illinois.

             13. This Agreement is the entire contract between the parties relating to the subject matter hereof and supersedes all prior agreements between the parties relating to the subject matter hereof including the Investment Management Agreement dated November 21, 1987 as amended December 1, 1991 (the "Prior Agreement"); provided, however, this Agreement does not apply to the series of the Fund named the "Short-Term Global Income Portfolio" and the Prior Agreement continues in effect as to that series.

                 IN WITNESS WHEREOF, the Fund and the Adviser have caused
             this Agreement to be executed as of the day and year first above written.


                                         KEMPER PORTFOLIOS


                                         By: /s/ John E. Peters
                                            -----------------------------
                                         Title:  Vice President


             ATTEST:

             /s/ Philip J. Collora
             ----------------------------
             Title:  Assist. Secretary



                                         KEMPER FINANCIAL SERVICES, INC.


                                         By:  /s/ Patrick H. Dudasik
                                            -----------------------------
                                         Title:  Senior Vice President

             ATTEST:

             /s/ David F. Dierenfeldt
             ----------------------------
             Title:  Assist. Secretary